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                                                                    Exhibit (10)

                                April 27, 1998



CIGNA Variable Products Group
950 Winter Street
Waltham, Massachusetts 02154

Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 16 to the Registration Statement of CIGNA Funds Group (the "Trust") on Form N-1A (Registration No. 33-20333) filed with the Securities and Exchange Commission with respect to the Money Market Fund and the S&P 500 Index Fund, each a series of the Trust, and specifically to Item 24(b) thereof. We hereby consent to the incorporation by reference therein of our opinion, dated April 10, 1997 filed as an Exhibit to Post-Effective Amendment No. 15 to such Registration Statement.

                                        Very truly yours,

                                        /s/ Goodwin, Procter & Hoar LLP

                                        GOODWIN, PROCTER & HOAR LLP